Exhibit 10.8

Amendment to

2011-2013 and 2012-2014

Performance Unit Award Agreement

Pursuant to the Symetra Financial Corporation Equity Plan

Symetra Financial Corporation and the undersigned Participant are parties to a Performance Unit Award Agreement(s) (“Agreement”) issued to Participant pursuant to the Symetra Financial Corporation Equity Plan. In order to align the Agreement with the Symetra Financial Corporation Executive Severance Pay Plan, the parties hereto agree to amend the Agreement as follows:

1. The first sentence of Section 7 is amended to replace “Except as provided in Sections 7(b) and 8” with “Except as provided in Sections 7(b) and (c) and 8”.

2. A new section 7(c) is added, reading as follows:

(c) In the event of a termination of employment that entitles the Participant to severance under the Executive Severance Pay Plan, then with respect to Performance Units that were outstanding on the date of the Termination Without Cause or the Constructive Termination, each such Performance Unit shall be immediately canceled and, in respect thereof, the Participant shall be entitled to receive a payment equal to the product of (i) the number of Performance Units as to which at least 12 months of the Award Period has been completed, multiplied by (ii) the Value of a Performance Unit on the date the Termination Without Cause or the Constructive Termination occurs, multiplied by (iii) a Performance Percentage determined based on the extent to which the Performance Objective has been achieved as of the last day of the calendar quarter ending prior to the date the Termination Without Cause or the Constructive Termination occurs. For purposes of clause (ii) above, the Value of a Performance Unit shall be calculated pursuant to the second sentence of Section 3 above, except that the Value shall be annualized through the last day of the calendar quarter ending prior to the date of the Termination Without Cause or the Constructive Termination.

SYMETRA FINANCIAL CORPORATION

By	Christine Katzmar Holmes
Its	Senior Vice President

PARTICIPANT:

Name